FOR IMMEDIATE RELEASE:

OTCBB - GBCS

Global Casinos Reports Second Quarter Financial Results

BOULDER, Colo. – March 3, 2010 – Global Casinos, Inc. (OTCBB: GBCS) today announced financial results for its second quarter and six-month period ended December 31, 2009.

Second quarter net revenue was $1,333,000 versus $1,510,000 in the second quarter of fiscal 2009.  The decline is attributable to poor weather conditions and continued weak consumer spending.

The Company reported a loss from operations of $266,000 versus a loss from operations of $104,000 in last year’s second quarter.  The increased operating loss was the result of lower revenue, increased stock-based compensation expense and increased fees associated with the Company’s debt restructuring efforts.  These increased expenses were partially offset by a $102,000 reduction in casino operating expenses.  Net loss attributable to common shareholders was $340,000, or $0.06 per diluted share, versus a net loss attributable to common shareholders of $164,000, or $0.03 per diluted share, in the second quarter a year ago.

Operating cash flow at the six-month mark was $163,000, up from $140,000 during the same period last year.

Cliff Neuman, president and CEO, “The second fiscal quarter is traditionally one of our slowest periods due to the seasonal nature of Colorado’s mountain-based gaming industry.  Challenging weather conditions along Colorado’s Front Range only exacerbated the annual slowdown in customer traffic.”

“As we anticipate the busier Spring and Summer seasons, as well as a rebound in consumer spending, we continue to focus on enhancing efficiencies at our Bull Durham and Doc Holliday properties,” Neuman added.  “These efforts drove down casino operating expenses by nearly 6% versus last year’s second quarter. We also have made important progress on our debt restructuring efforts, which is encouraging given the extremely tight credit markets.  We are optimistic these ongoing efforts will ultimately have a material positive impact on our cost structure and earnings potential.”

Year-to-date results

Net revenue through the first six months of fiscal 2010 was $3,014,000 versus $3,180,000 in the same period last year.  Loss from operations was $83,000 versus an operating loss of $75,000 at the six-month mark last year.  Net loss attributable to common shareholders was $209,000, or $0.03 per diluted share, versus a net loss attributable to common shareholders of $193,000, or $0.03 per diluted share, in the same period last year.

About Global Casinos, Inc.

Global Casinos, Inc. owns and operates the Bull Durham Saloon and Casino and Doc Holliday Casino, located in Colorado’s limited stakes gaming districts of Black Hawk and Central City, respectively.

Safe Harbor Statement

Certain statements in this news release that are not historical facts are forward-looking statements, such as statements relating to anticipated enhancements in the Company’s financial performance, and future development or expansion activities.  Such forward-looking statements involve a number of risks and uncertainties that may significantly affect performance and financial results in the future and, accordingly, actual results may differ materially from those expressed in any forward-looking statements.  Such risks and uncertainties include, but are not limited to, those related to effects of competition, leverage and debt service financing and refinancing efforts, general economic conditions, changes in gaming laws or regulations (including the legalization of gaming in various jurisdictions), risks related to development and construction activities, as well as the other risks detailed from time to time in the Company's SEC reports, including the report on Form 10-K for the year ended June 30, 2009.

CONTACTS:

Clifford L. Neuman

President and CEO

Global Casinos, Inc.

303-449-2100

Geoff High

Principal

Pfeiffer High Investor Relations, Inc.

303-393-7044

GLOBAL CASINOS, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
for the three months ended December 31, 2009 and 2008

	2009	2008
Revenues:
Casino	$ 1,368,809	$ 1,547,593
Promotional allowances	(36,006)	(37,767)
Net Revenues	1,332,803	1,509,826
Expenses:
Casino operations	1,434,364	1,536,430
Operating, general, and administrative	164,581	75,402
Loss on asset disposals	-	1,643
	1,598,945	1,613,475
Income (loss) from operations	(266,142)	(103,649)
Other income (expense):
Interest	(59,190)	(40,607)
Equity in earnings of Global Gaming Technologies	-	(5,485)
Income (loss) before provision for income taxes	(325,332)	(149,741)
Provision for income taxes	-	-
Net income (loss)	(325,332)	(149,741)
Series D Preferred dividends	(14,311)	(14,311)
Net income (loss) attributable to common shareholders	$ (339,643)	$ (164,052)
Earnings (loss) per common share:
Basic	$ (0.06)	$ (0.03)
Diluted	$ (0.06)	$ (0.03)

Weighted average shares outstanding:
Basic	6,059,855	5,955,215
Diluted	6,059,855	5,955,215

GLOBAL CASINOS, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
for the six months ended December 31, 2009 and 2008
	2009	2008
Revenues:
Casino	$ 3,090,071	$ 3,257,358
Promotional allowances	(76,210)	(76,909)
Net Revenues	3,013,861	3,180,449
Expenses:
Casino operations	2,896,915	3,074,351
Operating, general, and administrative	200,290	178,139
Loss on asset disposals	-	2,743
	3,097,205	3,255,233
Income (loss) from operations	(83,344)	(74,784)
Other income (expense):
Interest	(96,543)	(82,654)
Equity in earnings of Global Gaming Technologies	-	(6,683)
Income (loss) before provision for income taxes	(179,887)	(164,121)
Provision for income taxes	-	-
Net income (loss)	(179,887)	(164,121)
Series D Preferred dividends	(28,622)	(28,622)
Net income (loss) attributable to common shareholders	$ (208,509)	$ (192,743)
Earnings (loss) per common share:
Basic	$ (0.03)	$ (0.03)
Diluted	$ (0.03)	$ (0.03)
Weighted average shares outstanding:
Basic	6,040,536	5,925,867
Diluted	6,040,536	5,925,867

GLOBAL CASINOS, INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS

	December 31, 2009	June 30, 2009
ASSETS
Current Assets
Cash and cash equivalents	$ 813,770	$ 1,378,074
Accrued gaming income	225,217	190,516
Inventory	21,464	19,309
Prepaid expenses and other current assets	98,034	100,791
Total current assets	1,158,485	1,688,690

Land, building and improvements, and equipment:
Land	517,950	517,950
Building and improvements	4,128,021	4,121,308
Equipment	3,151,918	3,192,703
Total land, building and improvements, and equipment	7,797,889	7,831,961
Accumulated depreciation	(4,555,214)	(4,393,514)
Land, building and improvements, and equipment, net	3,242,675	3,438,447

Goodwill	1,898,496	1,898,496
Total assets	$ 6,299,656	$ 7,025,633
LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable, trade	$ 137,864	$ 140,541
Accounts payable, related parties	16,003	18,507
Accrued expenses	353,723	360,774
Accrued interest	4,309	6,720
Joint venture obligation	25,850	25,850
Current portion of long-term debt	1,167,366	2,038,068
Current portion of loan participation obligations	25,638	-
Other	333,698	252,578
Total current liabilities	2,064,451	2,843,038
Long-term debt, less current portion	-	-
Loan participation obligations, less current portion	237,449	-
Commitments and contingencies
Stockholders' equity:
Preferred stock: 10,000,000 shares authorized
Series A - no dividends, $2.00 stated value, non-voting,
2,000,000 shares authorized, 200,500 shares issued and outstanding	401,000	401,000
Series B - 8% cumulative, convertible, $10.00 stated value, non-voting,
400,000 shares authorized, no shares issued and outstanding	-	-
Series C - 7% cumulative, convertible, $1.20 stated value, voting
600,000 shares authorized, no shares issued and outstanding	-	-
Series D - 8% cumulative, convertible, $1.00 stated value, non-voting
1,000,000 shares authorized, 700,000 shares issued and outstanding	700,000	700,000
Common stock - $0.05 par value; 50,000,000 shares authorized;
6,095,488 and 5,955,215 shares issued and outstanding	304,775	297,761
Additional paid-in capital	13,998,849	14,010,815
Accumulated deficit	(11,406,868)	(11,226,981)
Total equity	3,997,756	4,182,595
Total liabilities and stockholders' equity	$ 6,299,656	$ 7,025,633